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                                                                    EXHIBIT 99.1

                           CERTIFICATIONS PURSUANT TO
                             18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the First Quarter Report of The First Years, Inc. (the "Company") on Form 10-Q for the period ended March 31, 2003, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Ronald
J. Sidman, Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of my knowledge:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: May 15, 2003             By: /S/ RONALD J. SIDMAN
                                   Ronald J. Sidman, Chief Executive Officer
                                   Chairman of the Board of Directors, and
                                   President

A signed original of this written statement required by Section 906 has been provided to The First Years Inc. and will be retained by The First Years Inc. and furnished to the Securities and Exchange Commission or its staff upon request.